Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139573), and Form S-8 (No. 333-117912 and 333-164529) of our reports dated March 2, 2010, relating to the consolidated financial statements of Waste Services, Inc. and the effectiveness of Waste Services, Inc.’s internal control over financial reporting which appear in this Form 10-K.
/s/ BDO Seidman, LLP
West Palm Beach, Florida
March 2, 2010